UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LaCrosse Footwear Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

LaCrosse Footwear, Inc.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 29, 2011
To: The Shareholders of LaCrosse Footwear, Inc.:
     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of LaCrosse Footwear, Inc. will be held on Friday, April 29, 2011, at 10:00 A.M., Pacific Time, at LaCrosse Footwear, Inc., 17634 NE Airport Way, Portland, Oregon, 97230 for the following purposes:
1.	To elect two directors to hold office until the 2014 annual meeting of shareholders and until their successors are duly elected and qualified;

2.	To vote on a proposal to adopt a non-binding advisory resolution approving the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion;

3.	To obtain a non-binding advisory vote of the shareholders regarding the frequency (annual, biennial or triennial) with which the Company should in the future propose advisory resolutions to approve the compensation of the Company’s named executive officers;

4.	To ratify the appointment of McGladrey & Pullen, LLP as LaCrosse Footwear, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2011; and

5.	To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
     The close of business on February 25, 2011, has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.
     A proxy for the meeting and a proxy statement are enclosed herewith.

By Order of the Board of Directors LACROSSE FOOTWEAR, INC. /s/ David P. Carlson David P. Carlson Secretary
Portland, Oregon
March 25, 2011

PROPOSAL 1 — ELECTION OF DIRECTORS
PROPOSAL 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL 3 — ADVISORY VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION VOTE
PROPOSAL 4 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CORPORATE GOVERNANCE
REPORT OF THE AUDIT COMMITTEE
PRINCIPAL SHAREHOLDERS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on April 29, 2011.
Pursuant to rules promulgated by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a notice of annual meeting, and 2010 Annual Report to Shareholders, and by notifying you of the availability of our proxy materials on the Internet. The notice of annual meeting, proxy statement, and 2010 Annual Report to Shareholders are available at http://phx.corporate-ir.net/phoenix.zhtml?c=78432&p=Proxy. In accordance with the SEC rules, the materials on the site are searchable, readable and printable and the site does not have “cookies” or other tracking devices which identify visitors. You are cordially invited to attend the meeting. The meeting is located at LaCrosse Footwear, Inc., 17634 NE Airport Way, Portland, OR, 97230. Directions to the corporate offices are available at
http://phx.corporate-ir.net/phoenix.zhtml?c=78432&p=2011AnnualMeeting_Directions.
YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE TO ENSURE THE PRESENCE OF A QUORUM. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY EXACTLY AS YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY.

LaCrosse Footwear, Inc.
17634 NE Airport Way
Portland, Oregon 97230
PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 29, 2011
     This proxy statement is being furnished to shareholders by the Board of Directors (the “Board”) of LaCrosse Footwear, Inc. (“LaCrosse” or the “Company”) beginning on or about March 25, 2011, in connection with a solicitation of proxies by the Board for use at the annual meeting of shareholders to be held on Friday, April 29, 2011, at 10:00 A.M., Pacific Time, at LaCrosse Footwear, Inc., 17634 NE Airport Way, Portland, Oregon, 97230 and all adjournments or postponements thereof (the “Annual Meeting”) for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.
     Submission of a proxy given in response to this solicitation will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company in writing or in open meeting.
     A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted: (i) FOR the two persons nominated for election as directors referred to herein in the attached Notice of Annual Meeting of Shareholders; (ii) FOR the proposal to adopt an advisory resolution approving the compensation of the Company’s named executive officers; (iii) to hold an advisory vote of the shareholders regarding the compensation of the Company’s named executive officers every ONE YEAR; and (iv) FOR the ratification of the appointment of McGladrey & Pullen, LLP as LaCrosse Footwear, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2011.
     Only holders of record of the Company’s common stock at the close of business on February 25, 2011, are entitled to vote at the Annual Meeting. On that date, there were 6,499,530 shares of common stock outstanding and entitled to vote. Holders of shares of common stock are entitled to cast one vote per share on all matters at the Annual Meeting.
     The presence, in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter and has not received voting instructions from the beneficial owner with respect to the particular matter) will be counted as shares present for the purpose of determining whether a quorum is present, but will not be counted as votes cast, and therefore will not have any effect on any proposal.
If a quorum is present:
•	Directors will be elected by a plurality of the votes cast at the Annual Meeting;

•	The advisory resolution to approve the compensation of the Company’s named executive officers will be adopted by the shareholders if votes cast in favor of such proposal exceed the votes cast against such proposal;

•	The advisory vote on the frequency with which advisory votes on the Company’s executive compensation will be afforded to the shareholders will be determined based on a plurality of the votes cast at the Annual Meeting, meaning that the frequency option that receives the most votes will be considered by the Board of Directors to have been advised by the shareholders; and

•	The proposal for ratification of the Company’s auditors and all other matters that properly come before the meeting will be approved if the votes cast in favor of any such proposal exceed the votes cast against such proposal. The results of the advisory vote on executive compensation and the advisory vote on the frequency of advisory votes on executive compensation are not binding on the Company or the Board of Directors. Notwithstanding, the Board of Directors has adopted a policy pursuant to which it will adopt any frequency option which receives the vote of a majority of votes cast at the annual meeting.
     As of March 25, 2011, the Board knows of no other business that will come before the meeting. If any other business shall properly come before the meeting, including any proposal submitted by a shareholder which was omitted from this Proxy Statement in accordance with the applicable provisions of the federal securities laws, your authorized proxies will vote thereon in accordance with their best judgment.
PROPOSAL 1 — ELECTION OF DIRECTORS
     The Company’s By-Laws provide that the directors shall be divided into three classes, with staggered terms of three years each. At the Annual Meeting, the shareholders will elect two directors to hold office until the 2014 annual meeting of shareholders and until their successors are duly elected and qualified. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as a director if elected. However, in the event that any nominee should be unable to serve or will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board. Directors will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum is present). Consequently, any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of directors. Votes will be tabulated by an inspector of election appointed by the Board.
     The following sets forth certain information, as of February 25, 2011, about the Board’s nominees for election at the Annual Meeting.
Nominees for Election at the Annual Meeting
     Richard A. Rosenthal, 78, has served as Chairman of the Board of the Company since March 2005 and as a director of the Company since June 1990. Prior to his appointment as Chairman, Mr. Rosenthal served as Vice Chairman of the Board beginning in May 2000. Mr. Rosenthal was the Chief Executive Officer of Saint Joseph Bank Corporation from 1962 until 1986. Mr. Rosenthal was the Director of Athletics at the University of Notre Dame from 1987 until August 1, 1995. Mr. Rosenthal is a director of Advanced Drainage Systems, Inc. and is a member of the advisory board of CID Investment Partners and RFE Investment Partners.

     The Board of Directors determined that Mr. Rosenthal has the requisite experience, qualifications and attributes to be a director of the Company. Mr. Rosenthal is highly accomplished in financial and operations management, with superior credentials and recognition and broad experience at the administrative and policy-making level in business, as demonstrated through his experience as a Chief Executive Officer and Director of Athletics. Based on his significant depth of experience, he is able to offer advice and guidance to the Company’s management in a wide variety of business contexts.
     Stephen F. Loughlin, 60, has served as a director of the Company since November 2002. Mr. Loughlin was the Vice President of Finance for FEI Company, a manufacturer of production and analytical equipment for the semiconductor and data storage industries, from 2004 to 2010. Mr. Loughlin retired in July 2010. Mr. Loughlin served as the acting Chief Financial Officer of FEI Company from 2001 to 2004. From 1999 until 2001, he served as the Chief Financial Officer of RadiSys Corporation, a provider of advanced embedded solutions for the commercial, enterprise, and service provider systems markets.
     The Board of Directors determined that Mr. Loughlin has the requisite experience and expertise to be a director of the Company, and has been specifically designated as an “audit committee financial expert” as defined by applicable rules of the Securities and Exchange Commission. Given his experience in the roles of Vice President of Finance and Chief Financial Officer, he understands financial statements and generally accepted accounting principles, is able to assess their application in connection with accounting for estimates, accruals and reserves, has experience preparing, auditing, analyzing and evaluating financial statements that are comparable in scope and complexity to those of the Company, is familiar with internal controls and financial reporting procedures, and understands audit committee functions.
THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE “FOR” ALL NOMINEES. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” ALL NOMINEES.

PROPOSAL 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION
     The Company is presenting the following proposal, which in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that the Company provide shareholders with the opportunity to vote, on a nonbinding, advisory basis, on a proposal to approve the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.
     As described in detail under the heading “Compensation Discussion and Analysis,” the Company seeks to closely align the interests of its named executive officers with the interests of shareholders. Compensation programs are designed to reward the Company’s named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time avoiding compensation programs which may encourage unnecessary or excessive risk-taking.
     While the Board of Directors intends to carefully consider the shareholder vote resulting from the proposal, the final vote will not be binding on the Company and is advisory in nature.
     The Board recommends and requests that the shareholders vote to adopt the following advisory resolution of the shareholders:
     RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION. PROXIES WILL BE VOTED FOR APPROVAL OF THE PROPOSAL UNLESS OTHERWISE SPECIFIED.

PROPOSAL 3 — ADVISORY VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION VOTE
     In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act the Company is providing the shareholders with the opportunity to vote on a non-binding, advisory basis, for their preference as to how frequently the Company should seek future advisory votes, similar to Proposal 2, on the compensation of its named executive officers as disclosed in accordance with the compensation disclosure rules of the Securities and Exchange Commission. By voting with respect to this Proposal 3, shareholders may indicate whether they would prefer that the Company conducts future advisory votes on executive compensation once every one, two, or three years. Shareholders also may, if they wish, abstain from casting a vote on this proposal.
     The Board of Directors has determined that an annual advisory vote on executive compensation will allow its shareholders to provide timely, direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board believes that an annual vote is therefore consistent with the Company’s efforts to engage in an ongoing dialogue with our shareholders on executive compensation and corporate governance matters.
     While the Board of Directors intends to carefully consider the shareholder vote resulting from the proposal, the final vote will not be binding on the Company and is advisory in nature. However, the Company has adopted a policy that it will include an advisory vote on executive compensation similar to Proposal 2 consistent with any frequency option receiving a majority of votes cast in its most recent advisory vote on executive compensation.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO HOLD AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY ONE YEAR. PROXIES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTOR’S RECOMMENDATION UNLESS OTHERWISE SPECIFIED.

PROPOSAL 4 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     McGladrey & Pullen, LLP audited the Company’s financial statements for the fiscal year ended December 31, 2010 and has been appointed to audit the Company’s financial statements for the year ending December 31, 2011. While not required, the Board of Directors is submitting this appointment for ratification by the shareholders. Representatives of McGladrey & Pullen, LLP are expected to attend the annual meeting, where they are expected to be available to respond to appropriate questions and, if they desire, to make a statement.
Independent Registered Public Accounting Firm’s Fees
     In connection with the fiscal years ended December 31, 2010 and 2009, McGladrey & Pullen, LLP provided various audit and non-audit services to the Company and billed the Company for these services as follows:
(a)	Audit Fees. Fees for audit services totaled $348,233 and $327,022 in 2010 and 2009, respectively, including fees for the annual audits and the reviews of the Company’s quarterly reports on Form 10-Q and fees related to the 2010 audit of internal controls related to section 404(b).

(b)	Audit-Related Fees. Fees for audit-related services totaled $5,500 and $8,050 in 2010 and 2009, respectively.

(c)	Non-audit services. There were no other services provided by McGladrey & Pullen, LLP not included above, in either 2010 or 2009.
     The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm on a case-by-case basis. All of the services provided by the independent registered public accounting firm during 2010 and 2009, including services related to the Audit-Related Fees, have been approved by the Audit Committee under its pre-approval process. The Audit Committee has considered whether the provision of services related to the Audit-Related Fees was compatible with maintaining the independence of McGladrey & Pullen, LLP and determined that such services did not adversely affect the independence of McGladrey & Pullen, LLP.
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF MCGLADREY & PULLEN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2011 FISCAL YEAR AND URGES EACH SHAREHOLDER TO VOTE “FOR” THE PROPOSED RATIFICATION. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” THE PROPOSED RATIFICATION.

CORPORATE GOVERNANCE
     The following sets forth certain information, as of February 25, 2011, about each director of the Company whose term will continue after the Annual Meeting.
Directors Continuing in Office
Terms expiring at the 2012 Annual Meeting
     John D. Whitcombe, 55, has served as a director of the Company since March 1998. Mr. Whitcombe has been a partner in the law firm of Greenberg, Whitcombe & Takeuchi, LLP (Torrance, California) since November 1994. From 1992 until November 1994 he was a partner in the law firm of Whitcombe, Makin & Pentis. Mr. Whitcombe is a director and the CEO of Oarsmen Foundation and a director of Providence Medical Institute. Mr. Whitcombe is also a director and Treasurer for both GLS Building Corp. and Schuler Investment Corp.
     The Board of Directors determined that Mr. Whitcombe has the requisite experience, qualifications and attributes to be a director of the Company. Mr. Whitcombe displays the highest personal and professional ethics, integrity and values. Additionally, his specific experience with business reorganization, and business and real estate transactional matters, uniquely qualifies him to be able to offer advice and guidance to the Company’s management based on that expertise and experience.
     William H. Williams, 62, has served as a director of the Company since January 2006. Until February 2010, Mr. Williams served as President and CEO of Harry & David Holdings, Inc., a leading multi-channel specialty retailer and producer of branded premium gift-quality fruit and gourmet food products and gifts. Mr. Williams served as President and CEO of Harry & David for 12 years before being promoted in 2000 to President and COO of Yamanouchi Consumer, Inc. (YCI), the holding company for Harry & David and Shaklee. He was named CEO of YCI in 2002, and in 2004 returned as President and CEO of Harry & David following the sale of Harry & David to Wasserstein & Co. Prior to joining Harry & David, he held several senior executive positions at Neiman Marcus. Mr. Williams has served on the Oregon Economic Development Commission, the Oregon International Trade Commission and the Oregon Board of Higher Education. He has also served on the boards of directors of several corporations and not-for-profit groups.
     The Board of Directors determined that Mr. Williams has the requisite experience, qualifications and attributes to be a director of the Company. Mr. Williams is highly accomplished in strategic and financial leadership of mid-sized companies, with superior credentials and recognition and broad experience at the administrative and policy-making level in business, as demonstrated through his experience as a Chief Executive Officer. Based on his significant expertise and depth of experience in the consumer goods market, he is able to offer critical insights and guidance to the Company’s management. Throughout his career, Mr. Williams has demonstrated the ability to exercise sound business judgment and enhance long-term shareholder value.

Terms expiring at the 2013 Annual Meeting
     Joseph P. Schneider, 51, has served as a Director of the Company since March 1999 and as President and Chief Executive Officer since August 2000. Prior thereto, Mr. Schneider served as the Company’s Executive Vice President-Danner since May 1999; as President and Chief Executive Officer of Danner, Inc. (“Danner”), a subsidiary of the Company, since October 1998; as Vice President of the Company since June 1996; as President and Chief Operating Officer of Danner since December 1997; as Executive Vice President and Chief Operating Officer of Danner since June 1996 and as Vice President—Retail Sales of the Company from January 1993 until June 1996. From 1985, when he joined the Company, until January 1993, Mr. Schneider held various sales management positions.
     The Board of Directors determined that Mr. Schneider has the requisite experience, qualifications and attributes to be the Chief Executive Officer and a director of the Company. Throughout his career, Mr. Schneider has demonstrated the ability to exercise sound business judgment and enhance long-term shareholder value. Based on his significant depth of experience in the footwear industry, he is able to offer advice and guidance to senior management based on that expertise and experience. Additionally, as the President and Chief Executive Officer, he has displayed the highest personal and professional ethics, integrity and values in setting the vision and strategic direction for the Company.
     Charles W. Smith, 63, has served as a Director of the Company since May 2004. Mr. Smith served as President and CEO of Recreational Equipment, Inc. (“REI”), a national retailer of outdoor gear and clothing, for 17 years before retiring in February 2000. During his 35-year tenure with REI, Mr. Smith served in a variety of sales, operations and management positions including Senior Vice President Operations, Vice President Retail, and distribution manager. He was elected to the National Sporting Goods Association’s Sporting Goods Industry Hall of Fame in 2001, and was co-founder and first President of the Outdoor Industry Conservation Alliance.
     The Board of Directors determined that Mr. Smith has the requisite experience, qualifications and attributes to be a director of the Company. Mr. Smith is highly accomplished in strategic and financial leadership of mid-sized companies, with superior credentials and recognition and broad experience at the administrative and policy-making level in business, as demonstrated through his experience as a Chief Executive Officer. Based on his significant expertise and depth of experience in the footwear and apparel industry, he is able to offer valuable advice and guidance to the Company’s management. Throughout his career, Mr. Smith has demonstrated the ability to exercise sound business judgment and enhance long-term shareholder value.
     No family relationships exist between any directors or executive officers.
Independent Directors
     Of the six directors currently serving on the Board of Directors, the Board has determined that Messrs. Loughlin, Rosenthal, Smith, Williams and Whitcombe are “independent directors” as defined in the listing standards of the NASDAQ Global Market. The Board has also determined that Messrs. Rosenthal, Loughlin, Smith, Williams and Whitcombe meet the additional independence standards applicable for audit committee members.

Committees
     The Board has standing Audit, Compensation, and Nominating and Governance Committees. The Board has adopted, and may amend from time to time, a written charter for each of the Audit, Compensation, and Nominating and Governance Committees. The Company makes available on its corporate website at www.lacrossefootwearinc.com, current copies of each of these charters. The Company is not including the information contained on or available through its website as a part of, or incorporating such information by reference into, this Proxy Statement.
     Audit Committee. The Audit Committee presently consists of Messrs. Loughlin (Chairman), Rosenthal, Smith, Whitcombe and Williams. The Board has determined that Mr. Loughlin qualifies as an “audit committee financial expert,” as defined by applicable rules of the Securities and Exchange Commission, and is “independent,” as defined in the listing standards of the NASDAQ Global Market. The principal functions performed by the Audit Committee are to assist the Board in monitoring the integrity of the Company’s financial statements, the qualifications, independence and performance of the Company’s independent registered public accounting firm, and the Company’s compliance with legal and regulatory requirements. The Audit Committee has the sole authority to appoint, retain, compensate and terminate the Company’s independent registered public accounting firm and to approve the compensation paid to the independent registered public accounting firm. The Audit Committee held five meetings in 2010.
     Compensation Committee. The Compensation Committee presently consists of Messrs. Smith (Chairman), Loughlin, and Williams. The principal function of the Compensation Committee is to review and recommend to the Board the compensation structure for the Company’s executive officers and other managerial personnel, including salary rates and structure of incentive compensation and benefit plans, fringe benefits, and other forms of compensation. The Compensation Committee also administers the Company’s 2001 Non-Employee Director Stock Option Plan and the 2007 Long-Term Incentive Plan. The Compensation Committee held four meetings in 2010.
     Nominating and Governance Committee. The Nominating and Governance Committee presently consists of Messrs. Whitcombe (Chairman), Rosenthal, and Williams. The principal functions performed by the Nominating and Governance Committee are: identifying individuals qualified to become directors and recommending to the Board candidates for all directorships to be filled by the Board of Directors or by the shareholders of the Company, identifying directors qualified to serve on the committees established by the Board and recommending to the Board members for each committee to be filled by the Board, and developing and recommending to the Board a set of corporate governance principles applicable to the Company. The Nominating and Governance Committee held two meetings in 2010.

Nominations of Directors
     The Nominating and Governance Committee will consider persons recommended by shareholders to become nominees for election as directors. Recommendations for consideration by the Nominating and Governance Committee should be sent to the Secretary of the Company in writing together with appropriate biographical information concerning each proposed nominee.
     In identifying and evaluating nominees for director, the Nominating and Governance Committee seeks to ensure that the Board possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives, and seeks to ensure that the Board is comprised of directors who have broad and diverse backgrounds and possess knowledge in areas that are of importance to the Company. The Nominating and Governance Committee evaluates each nominee on a case-by-case basis regardless of who recommended the nominee. In assessing the qualifications of each candidate to determine if his or her election would further the goals described above, the Nominating and Governance Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. The Nominating and Governance Committee does not have a specific policy with regard to the consideration of diversity, but rather considers diversity to be one of the many factors to evaluate in assessing a nominee. However, the Board believes that, to be recommended as a director nominee, each candidate must:
•	display the highest personal and professional ethics, integrity and values;

•	have the ability to exercise sound business judgment;

•	be highly accomplished in his or her respective field, with superior credentials and recognition and broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest;

•	have relevant expertise and experience, and be able to offer advice and guidance to the Chief Executive Officer based on that expertise and experience;

•	be independent of any particular constituency, be able to represent all shareholders of the Company and be committed to enhancing long-term shareholder value; and

•	have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of the Company’s business.
     The Board also believes at least one director should have the requisite experience and expertise to be designated as an “audit committee financial expert” as defined by applicable rules of the Securities and Exchange Commission.
Communications with the Board of Directors
     Shareholders may communicate with the Board of Directors by writing to the Secretary of the Company at LaCrosse Footwear, Inc., c/o the Board of Directors (or, at the shareholder’s option, c/o a specific director), 17634 NE Airport Way, Portland, Oregon 97230. The Secretary will ensure that this communication (assuming it is properly marked c/o the Board of Directors or c/o a specific director) is delivered to the Board of Directors or the specified director, as the case may be.

Role in Risk Oversight
     The Board of Directors provides important oversight to the Company with regards to risk management, and is aware of and concurs with established directives and protocols used by the Company to mitigate risk. The role of risk oversight has been specifically identified as being within the scope of the Audit Committee and is incorporated into their committee charter. However, the full Board takes an active role in providing guidance to executive management. The Board discusses with senior management the state of the Company’s risk management process and provides oversight as needed. While it is not the role of the Board to directly manage and specifically address each of the risks the Company faces, the Board ensures it is apprised of the most significant risks, along with actions management is taking and how it is ensuring effective risk management. The Board seeks input from the Company’s external auditors and legal counsel in determining appropriate recommendations and guidance to provide to management.
Meeting and Attendance
     The Board of Directors held nine meetings in 2010. Each director attended all of the meetings of the Board held in 2010 and all meetings held by all committees of the Board on which the director served during the period.
     Directors are expected to attend the Company’s annual meeting of shareholders each year. All of the current directors serving on the Board at the time of the Company’s 2010 annual meeting of shareholders attended that meeting.
Director Compensation
     Directors who are executive officers of the Company receive no compensation for service as members of either the Board or any committees thereof. Directors who are not executive officers of the Company receive an annual retainer of $30,000, an annual fee of $8,000 for each committee on which the director serves, an annual fee of $60,000 for serving as the Chairman of the Board, an annual fee of $10,000 for serving as chairman of the Audit Committee, an annual fee of $7,000 for serving as chairman of the Compensation Committee, and an annual fee of $5,000 for serving as chairman of the Nominating and Governance Committee, all payable quarterly.
     Each director also receives an annual allowance of $1,000 to purchase Company merchandise.

     The following is a table of total compensation earned by each director who was not an executive officer of the Company during 2010.
     (all values expressed in dollars)

	Fees Earned or	Option
Name	Paid in Cash	Awards (1)	Total

Richard A. Rosenthal	$106,000	$20,586	$126,586
Stephen F. Loughlin	56,000	20,586	76,586
Charles W. Smith	53,000	20,586	73,586
John D. Whitcombe	51,000	20,586	71,586
William H. Williams	50,000	20,586	70,586

(1)	The Option Awards in the table above are reported on the basis of the aggregate grant date fair value for such awards granted during 2010. The fair value of options granted was determined using the Black Scholes method, which requires several significant judgmental assumptions. Please refer to footnote 7, “Stock Options” to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, for information regarding the assumptions used to determine the fair value of options granted.
     On January 4, 2010 each member of the Board of Directors was granted an option to purchase 5,000 shares of the Company’s common stock at an exercise price of $13.02 per share. Such options had a fair value of $4.12 on January 4, 2010. At December 31, 2010, non-executive members of the Board of Directors held outstanding options for the following aggregate number of shares: Richard A. Rosenthal, 30,000 shares; Stephen F. Loughlin, 33,000 shares; Charles W. Smith, 30,000 shares; John D. Whitcombe, 30,000 shares; William H. Williams, 25,000 shares.
REPORT OF THE AUDIT COMMITTEE
     The Audit Committee of the Board is composed of five directors, each of whom is independent as defined in Rule 4200(a) (15) of the listing standards of the NASDAQ Global Market. The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls.
     The Company’s management is responsible for the Company’s internal controls over financial reporting and the financial reporting process, including the system of internal controls. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has discussed with the Company’s independent registered public accounting firm those matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 (Communication With Audit Committees), as amended by SAS 89 and SAS 90.
     The Company’s independent registered public accounting firm has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm their independence.
     The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for the audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their audits and quarterly reviews, the evaluation of the Company’s internal controls and overall quality of the Company’s financial reporting.
     Based on the Audit Committee’s reviews and discussions with management and the independent registered public accounting firm referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission.
     This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not be deemed filed under such Acts.
LACROSSE FOOTWEAR, INC.
AUDIT COMMITTEE:
Stephen F. Loughlin, Chairman
Richard A. Rosenthal
Charles W. Smith
William H. Williams
John D. Whitcombe

PRINCIPAL SHAREHOLDERS
     The following table sets forth certain information regarding the beneficial ownership of our common stock as of February 25, 2011, by: (i) each director and nominee; (ii) each of the executive officers named in the Summary Compensation Table set forth below; (iii) all of the directors, nominees and executive officers (including the executive officers named in the Summary Compensation Table) as a group; and (iv) each person or other entity known by the Company to own beneficially more than 5% of the common stock. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned.

			Percent of Common
	Shares of Common Stock		Stock Beneficially
Name of Beneficial Owner	Beneficially Owned (1)		Owned
Virginia F. Schneider	1,132,761	(2)	17.4%
George W. & Virginia F. Schneider Non-Exempt Marital Trust	1,019,562	(2)	15.7%
Royce & Associates, LLC	789,000	(3)	12.1%
Joseph P. Schneider	486,403		7.5%
David P. Carlson	161,313		2.5%
Charles W. Smith	59,114		*
Richard A. Rosenthal	58,250		*
John D. Whitcombe	56,377		*
Stephen F. Loughlin	28,500		*
William H. Williams	16,500		*
C. Kirk Layton	13,500		*
Ross M. Vonhoff	3,750		*
J. Gary Rebello	1,000		*

All directors, nominees and executive officers as a group, excluding J. Gary Rebello as his employment with the company ended January 5, 2011.	883,707		13.6%

*	Denotes less than 1%

(1)	Includes the following shares subject to stock options which are exercisable within 60 days of February 25, 2011: Joseph P. Schneider, 167,627 shares; David P. Carlson, 107,500 shares; Richard A. Rosenthal, 21,500 shares; Charles W. Smith, 21,500 shares; John D. Whitcombe, 21,500 shares; Stephen F. Loughlin, 23,300 shares; William H. Williams, 16,500 shares; C. Kirk Layton, 12,500 shares; Ross M. Vonhoff, 3,750 shares; and all directors, nominees and named executive officers as a group, 395,677 shares.

(2)	Consists of 308,185 shares of common stock owned by a survivor trust (the “Survivor Trust”) created by the George W. and Virginia F. Schneider Trust (the “Family Trust”) pursuant to the terms of its Declaration of Trust, as amended; 702,831 shares of common stock owned by the George W. & Virginia F. Schneider Non-Exempt Marital Trust (the “Non-Exempt Trust”); and 8,546 shares of common stock owned by the George W. & Virginia F. Schneider Exempt Marital Trust. The shares of common stock beneficially owned by the Survivor Trust and the Non-Exempt Trust were received by such trusts following a distribution of the assets of the Family Trust, pursuant to the terms of its Declaration of Trust, as amended. Virginia F. Schneider is the sole trustee of each trust. The address of Virginia F. Schneider and the Non-Exempt Trust is 17634 NE Airport Way, Portland, Oregon, 97230.

(3)	The information is based on Schedule 13G/A, dated January 14, 2011, filed with the Securities and Exchange Commission by Royce & Associates, LLC. The address of Royce & Associates, LLC is 1414 Avenue of the Americas, New York, New York, 10019.
COMPENSATION DISCUSSION AND ANALYSIS
Introduction
     In this section, we will provide an overview and analysis of our compensation programs and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions. Later in this proxy statement under the heading “Executive Compensation,” we have included a series of tables containing specific information about the compensation earned or paid in 2010 to the individuals named in the Summary Compensation Table, whom we refer to as our named executive officers.
     The discussion below is intended to enhance the understanding of the detailed information provided in those tables and put that information into context within our overall compensation program.
Compensation Philosophy and Objectives
     We have a Compensation Committee composed of the independent members of our Board of Directors. The Compensation Committee is charged with responsibility to oversee the Company’s compensation policies and programs, including developing compensation programs, providing oversight of the implementation of the policies and benefit plans, and specifically addressing the compensation of the Company’s executive officers. The Compensation Committee views compensation as a key factor in our ability to execute our corporate strategy.
     Our corporate strategy is to: (i) build, position and capitalize on the strength of our established footwear brands, (ii) develop innovative products and relevant technologies that will differentiate our footwear products from our competitors; (iii) offer superior customer service; and (iv) expand and enhance our network of sales channels and customer base. In order to achieve these strategic goals, we must recruit, motivate and retain the best talent possible and those employees must work as a cohesive team with common goals.
     Our compensation philosophy is based on a foundation of pay-for-performance. Our compensation programs, when taken in total, are intended to:
•	Attract highly talented employees;

•	Motivate employees to high levels of individual and company performance;

•	Retain needed key resources; and

•	Link employee compensation to the creation of shareholder value.
     We have built a compensation program that we believe incorporates pay-for-performance elements at the individual and corporate level and which ties compensation incentives to the

Company’s profitable growth objectives. Because we expect profitable growth to enhance shareholder value, we believe our compensation program ties our employees’ and executives’ incentives to the best interests of our shareholders.
     Our compensation program has three distinct components that apply to each of our executive and non-union employees. These three components are:
•	Base pay;

•	Annual incentive compensation; and

•	Equity compensation in the form of non-qualified stock options.
Elements of our Compensation Program
     Base Pay. We view base pay as compensation for the core competencies each employee brings to the Company. We use market data to establish competitive base pay for each of our employees. The source of market data includes Salary.com CompAnalyst. This survey allows us to benchmark against national, regional and local data for non-durable goods manufacturing companies with revenues between $50M-$200M. We also review proxy statements for competitive pay data of local (Portland, Oregon) companies of similar size to our Company. We believe we compete for talent nationally within the non-durable goods category generally, and more specifically within the footwear industry and with local companies. These data sets enable us to compare peer salary data that is targeted by industry and geography. We continually monitor relevant industry data to ensure our competitive position. We strive to set our total compensation package at approximately 100% of the relevant market average; however, each compensation decision is made based on, and can be significantly impacted by, the experience and performance of the individual employee.
     Every employee is reviewed annually for performance and, if appropriate, receives a merit pay increase consistent with their individual performance rating and relevant market data. A merit pay matrix is created wherein each employee is rated on a scale of 1 to 5 based on individual performance and position in pay range as a guide to set annual merit pay increases. In addition to upward adjustments of base pay based upon individual performance reviews, we may make adjustments to an individual’s base pay if it is determined that such individual’s base pay is below target market rates.
     Base pay increases for all employees, including our named executive officers, are typically effective on or about March 1st of each year. For 2010, our named executive officers received base pay increases including merit and market adjustments ranging from 3.4% to 5.9% over their 2009 base pay. For 2011, the Compensation Committee has approved the base pay increases for named executive officers including merit and market adjustments ranging from 3.3% to 11.1% over their 2010 base pay.
     Annual Incentive Compensation. We view our annual incentive compensation program as a means by which to tie the cash compensation of our employees to a group of performance targets, the achievement of which we expect will enhance the Company’s value.
     All executive officers, as well as all non-union employees, are eligible to receive incentive compensation equal to a predetermined percentage of their base pay, which we refer to as “target incentive compensation.” The amount of target incentive compensation is based on the individual’s past and potential impact on the Company’s results, as well as market competitive data for similar positions. During 2010, target incentive compensation for our named executive officers was set as a percentage of each such officer’s base pay as follows: (i) Mr. Schneider, 100%; (ii) Mr. Carlson, 70%; (iii) Mr. Vonhoff, 50%; and (iv) Mr. Layton, 35%. The individual’s base pay, plus his target incentive compensation is the total target cash compensation for the year.
     The percentage of target incentive compensation our employees ultimately receive is determined by the Company’s performance relative to annual performance targets set by the Compensation Committee at the beginning of each year. In 2010, as in prior years, the Compensation Committee set annual performance targets for net sales and operating profit. The Company’s targets are set based on several factors, including benchmarks for sales growth and profits and the Company’s past and anticipated future performance.
     The annual incentive compensation program drives performance by targeting the financial measures that have the greatest ability to increase shareholder value, which we have identified as profitable sales growth while maintaining a healthy balance sheet. The selected metrics are sales growth (50%) and operating profit (50%).
     The level of incentive compensation paid is determined using a weighted average of the Company’s performance against these targets. Incentive compensation will pay out at 100% of target if the Company achieves 100% of the target for the two measured factors. Performance below the targets will yield incentive compensation below target. Performance above the targets will yield incentive compensation payment above target. We do not pay any incentive compensation if our operating profit falls below 75% of the target. The ultimate payout of incentive compensation is based solely on these metrics; however the Board of Directors does have the ability to apply discretion to increase or decrease an award. Participants must be actively employed and in good standing in terms of performance as of the date of payout to be eligible for the incentive compensation payment.
     In 2010, the incentive compensation plan paid 114% of target, computed as follows:
Net Sales Growth — achieved 126% of target (weighted 50%) Operating Profit — achieved 102% of target (weighted 50%)
Our historical weighted average achievements are as follows:

Weighted
Average
Achievement
Year	%
2009	96%
2008	89%
2007	100%
2006	111%
2005	39%

     Equity Compensation — Stock Options. We believe that to effectively build long-term value in the Company, the interests of all our employees must be aligned with the interests of our shareholders. To this end, all of our non-union employees are eligible for annual non-qualified stock option awards. Typically, substantially all eligible employees receive annual stock option awards.
     We grant stock option awards on the first business day of each year. We have historically used this date as the grant date and plan to continue to do so. On January 4, 2010, non-qualified stock options to purchase an aggregate of 121,725 shares were granted to 150 employees at an exercise price per share of $13.02. On January 3, 2011, non-qualified stock options to purchase an aggregate of 146,650 shares were granted to 180 employees at an exercise price per share of $16.73. In addition to annual grants of stock options, employees may receive additional options in connection with significant promotions. Certain new hires may also receive stock option grants on their hire date. Information regarding the number of options granted to our named executive officers in 2010 is contained in the table labeled “Grants of Plan Based Awards” under the heading “Executive Compensation.”
     The number of stock options reserved for grant during a particular year is determined by the Compensation Committee. In making such determination, the Compensation Committee seeks to accomplish the stated goal of aligning our employees’ incentives with the interests of our shareholders, while also seeking to ensure that no significant dilution of our outstanding common stock occurs. The Compensation Committee has historically reserved for annual grants of options a number of shares equal to approximately 2% of our issued and outstanding common stock. Individual stock option grants are recommended to the Compensation Committee by management and are based on such individual’s potential and historical impact on our financial results. Such impact is measured primarily through salary grades and subjective indicators of job scope and past performance. Individuals in higher pay grades with top performance will receive larger grants than employees in lower pay grades with lower performance.
     Our Chief Executive Officer receives the largest grant (typically 15-20% of available budgeted options) and the grant sizes decrease down through the organization. We also assess the value of stock options granted to executives relative to competitor market data. Typically our stock option grants to individual executives are modest in comparison to our competitors due to our policy of granting options to non-union employees at all levels of the Company. As the employee population grows, we expect that the average size of individual grants will decrease.
     The 2007 Long-Term Incentive Plan contains a change of control provision pursuant to which all stock options granted pursuant to the 2007 Long-Term Incentive Plan would become immediately exercisable, without regard to contingent vesting provision, upon a change of control event as defined in the plan.
     Perquisites and Other Benefits. The Committee has determined that at this time we do not need to offer our executives and employees deferred compensation plans or executive perquisites beyond minimal perquisites. Currently, we do not have any stock or equity arrangements other than non-qualified stock options, and we have not offered our employees supplemental retirement plans. Executive officers receive standard benefits consistent with other employees for health, dental and life insurance, and employer matching contributions to employee retirement savings plans.

Role of Executive Officers and Others in Determining Compensation
     Our senior management team, specifically the Chief Executive Officer, Chief Financial Officer, and Vice President of Finance, evaluate competitive market data and recommend compensation plans to the Compensation Committee that are consistent with our stated compensation philosophy. The Compensation Committee has delegated to these members of senior management responsibility for granting new hire stock options to non-executives, within the limits set by the Compensation Committee.
     The Compensation Committee may engage third party compensation consultants, however no such consultants were engaged during 2010. In addition, the Compensation Committee regularly calls upon our management for advice and market analysis.
Risk Management Assessment
     In setting the Company’s compensation policies and practices, including the compensation of the named executive officers, the Compensation Committee considers the risks to the Company’s shareholders and the achievement of the Company’s goals that may be inherent in such policies and practices. Although a significant portion of our executives’ compensation is performance-based and “at-risk,” the Compensation Committee believes the compensation policies and practices that the Company has adopted are appropriately structured and are not reasonably likely to materially adversely affect the Company. In particular:
•	The Company believes that incentive programs tied to the achievement of the Company’s strategic objectives, financial performance goals and specific individual goals appropriately focus executives, including the named executive officers, and other employees on increasing shareholder value.

•	A portion of variable compensation is delivered in equity (stock options) with multi-year vesting. The Company believes that equity compensation helps reduce compensation risk by balancing financial and strategic goals against other factors management may consider to ensure long-term shareholder value is being sought.
Impact of Accounting and Tax Treatment of Compensation
     The accounting and tax treatment of compensation generally has not been a factor in determining the amounts of compensation for our executive officers. However, the Compensation Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost with the benefit and value to the executive.
     With regard to Section 162(m) of the Internal Revenue Code of 1986, as amended, it is the Compensation Committee’s intent to maximize deductibility of executive compensation while retaining some discretion needed to compensate executives in a manner commensurate with performance and the competitive landscape for executive talent.
     Our 1993, 1997 and 2001 stock incentive plans limited the granting of equity-based incentives to the form of stock options only. Stock options have historically received favorable accounting and tax treatment. However, beginning in 2006, the accounting treatment for stock options changed as a result of FASB Accounting Standards Codification Topic 718 “Compensation — Stock Compensation,

making the accounting treatment of stock options less attractive. As a result of this change, the 2007 Long-Term Incentive Plan, which was adopted by the Board of Directors on March 12, 2007 and approved by our shareholders at our 2007 Annual Meeting of Shareholders, permits alternative forms of equity-based incentives.
EXECUTIVE COMPENSATION
Executive Officers of the Registrant
     As of February 25, 2011, the executive officers of the Company were:

Name	Age	Position
Joseph P. Schneider	51	President, Chief Executive Officer and Director
David P. Carlson	55	Executive Vice President, Chief Financial Officer, and Secretary
Ross M. Vonhoff	45	Senior Vice President of Operations and Marketing
C. Kirk Layton	55	Vice President of Finance and Assistant Secretary
For information on Joseph P. Schneider’s business background, see “Board of Directors” above.
     David P. Carlson was named Executive Vice President in August 2001 and Chief Financial Officer of the Company in April 2002. Mr. Carlson also served as President and Chief Operating Officer of Danner from August 2000 to August 2001. Prior thereto, he served as Vice President-Finance and Chief Financial Officer of Danner from March 1998, when he joined Danner, until August 2000.
     Ross M. Vonhoff was named Senior Vice President of Operations and Marketing in November 2010. Previously, Mr. Vonhoff served as Senior Vice President of Operations from February 2009 through November 2010 and as Vice President of Operations from December of 2008 through February 2009. Prior to joining LaCrosse, Mr. Vonhoff was the Director of Operations at Coherent Inc., from 2004 to 2008 and held various management positions at FEI Company from 1994 to 2003.
     C. Kirk Layton, Vice President of Finance, joined the Company in August 2006. Prior to joining LaCrosse, Mr. Layton held various controller and financial director positions with Nike, Inc. from 2000 to 2006, and with Sequent Computer Systems, Inc. from 1990 to 2000. Prior to joining Sequent, Mr. Layton spent ten years in senior management roles with two national accounting firms.
     Each of the executive officers were elected to serve until the first meeting of the Board of Directors held after the annual meeting of the shareholders and until their respective successors are elected.

Summary Compensation Table
     The following table provides certain summary information concerning the compensation awarded to, earned by or paid to our (i) Principal Executive Officer (“PEO”); (ii) our Principal Financial Officer (“PFO”), and (iii) our three most highly compensated executive officers other than our PEO and PFO, who served as executive officers at the end of the last completed fiscal year and whose total compensation exceeded $100,000 (herein referred to as the “named executive officers”) for the fiscal years ended December 31, 2010 and 2009.
(all values expressed in dollars)

			Non Equity	Option
			Incentive Plan	Awards	All Other
Name		Salary	Compensation	(1)	Compensation	Total

Joseph P. Schneider	2010	$452,692	$517,275	$83,371	$23,098	$1,076,436
President, Chief Executive	2009	441,692	409,686	69,357	23,222	943,957
Officer and Director	2008	440,000	393,125	85,902	19,317	938,344

David P. Carlson	2010	318,154	254,562	61,757	19,513	653,986
Executive Vice President,	2009	309,185	200,746	51,376	19,074	580,381
Chief Financial Officer,	2008	308,000	192,631	64,971	15,932	581,534
and Secretary

Ross M. Vonhoff (2)	2010	180,385	104,025	20,586	13,510	318,506
Senior Vice President	2009	167,192	75,933	—	9,611	252,736
of Operations and Marketing	2008	—	—	—	—	—

C. Kirk Layton	2010	180,923	72,385	10,293	14,491	278,092
Vice President of Finance	2009	175,673	57,030	10,275	13,550	256,528
and Assistant Secretary	2008	172,308	53,943	12,558	11,517	250,326

J. Gary Rebello (3)	2010	179,308	—	10,293	12,491	202,092
Former Vice President of	2009	168,646	54,749	8,563	13,971	245,929
Human Resources	2008	166,846	52,536	11,595	11,475	242,452

(1)	The Option Awards in the table above are reported on the basis of the aggregate grant date fair value for such awards granted during 2010 and 2009. The fair value of options granted was determined using the Black Scholes method, which requires several significant judgmental assumptions. Please refer to footnote 7, “Stock Options” to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, for information regarding the assumptions used to determine the fair value of options granted.

(2)	Ross M. Vonhoff was not a named executive officer for the fiscal year ended December 31, 2008. Upon hire in December, 2008, Mr. Vonhoff was granted 5,000 options with a fair value of $11,992.

(3)	J. Gary Rebello was a named executive officer for the year ended December 31, 2010. Mr. Rebello’s employment with the Company ended on January 5, 2011.

All Other Compensation
     The following table shows the components of All Other Compensation for our named executive officers in the table above for the year ended December 31, 2010:

			Changes in	Life and
		Contributions to	Pension Plan	Disability
		Retirement	Accumulated	Insurance
Name		Savings Plan (1)	Benefit	Premiums	Other (2)	Total

Joseph P. Schneider	2010	$12,250	$2,233	$6,836	$1,779	$23,098
	2009	12,250	2,055	6,148	2,769	23,222
	2008	11,500	1,895	3,612	2,310	19,317

David P. Carlson	2010	12,250	—	5,107	2,156	19,513
	2009	12,250	—	5,110	1,714	19,074
	2008	11,500	—	2,817	1,615	15,932

Ross M. Vonhoff	2010	12,250	—	1,260	—	13,510
	2009	8,492	—	1,119	—	9,611
	2008	—	—	—	—	—

C. Kirk Layton	2010	11,903	—	2,306	282	14,491
	2009	11,416	—	1,857	277	13,550
	2008	11,379	—	138	—	11,517

J. Gary Rebello	2010	9,362	—	3,129	—	12,491
	2009	10,997	—	2,881	93	13,971
	2008	11,197	—	278	—	11,475

(1)	The Company has an employee retirement savings matching plan, which is classified as a defined contribution plan under Section 401(k) of the Internal Revenue Code. This plan allows employees to defer a portion of their annual compensation through pre-tax contributions. The Company matches 100% of the first 3% and 50% of the next 2% of the employee’s contributions, up to a maximum of 4% of the employee’s compensation. Also included for each named executive is a discretionary profit sharing contribution under the Company’s 401(k) Plan.

(2)	This column represents reimbursement for tax preparation fees and other miscellaneous personal service costs.

Grants of Plan Based Awards
     The following table sets forth each award under non-equity incentive plans earned by the named executive officers and options granted during the year ended December 31, 2010:

			All Other
	Non-Equity		Option Awards:	Total
	Incentive		Number of	Fair Value	Exercise Price
	Plan Compensation		Securities Underlying	of Options	of Option
Name	(1) ($)	Grant Date	Options (2) (#)	Awarded ($)	Awards ($)

Joseph P. Schneider	517,275	1/4/2010	20,250	83,371	13.02

David P. Carlson	254,562	1/4/2010	15,000	61,757	13.02

Ross M. Vonhoff	104,025	1/4/2010	5,000	20,586	13.02

C. Kirk Layton	72,385	1/4/2010	2,500	10,293	13.02

J. Gary Rebello	—	1/4/2010	2,500	10,293	13.02

(1)	As of February 1, 2011, the Company had made payments to all eligible employees under the non-equity incentive plan for 2010 (the 2010 Incentive Compensation Plan was approved on December 9, 2009). The amounts in the table above represent the actual payments made and are the same amounts as listed in the Summary Compensation Table.

(2)	The options granted in 2010 were valued using the Black-Scholes method and the fair value of the options granted less our estimate of future forfeitures will be amortized over the four-year vesting period. The amortization of these awards in 2010 is included as a component of the Option Awards column in the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year End
     The following table lists all equity awards to the named executive officers outstanding as of December 31, 2010:

	Option Awards
	Number of Securities Underlying		Option	Option
	Unexercised Securities		Exercise	Expiration
Name	Exercisable #	Unexercisable #	Price ($)	Date

Joseph P. Schneider	30,000	—	2.58	January 2, 2013
	40,000	—	7.70	January 2, 2014
	20,000	—	10.83	January 3, 2015
	27,000	—	10.60	January 2, 2013
	15,188	5,062	13.27	January 2, 2014
	10,126	10,124	17.61	January 2, 2015
	5,063	15,187	12.00	January 2, 2016
	—	20,250	13.02	January 4, 2017

Total	147,377	50,623

David P. Carlson	30,000	—	7.70	January 2, 2014
	20,000	—	10.83	January 3, 2015
	20,000	—	10.60	January 2, 2013
	11,250	3,750	13.27	January 2, 2014
	7,500	7,500	17.61	January 2, 2015
	3,750	11,250	12.00	January 2, 2016
	—	15,000	13.02	January 4, 2017

Total	92,500	37,500

Ross M. Vonhoff	2,500	2,500	10.90	December 1, 2015
	—	5,000	13.02	January 4, 2017

Total	2,500	7,500

C. Kirk Layton	5,000	—	12.02	August 21, 2013
	1,813	937	13.27	January 2, 2014
	1,750	1,750	17.61	January 2, 2015
	750	2,250	12.00	January 2, 2016
	—	2,500	13.02	January 4, 2017

Total	9,313	7,437

J. Gary Rebello	6,000	—	12.55	March 28, 2015
	3,000	—	10.60	January 2, 2013
	2,813	937	13.27	January 2, 2014
	1,500	1,500	17.61	January 2, 2015
	625	1,875	12.00	January 2, 2016
	—	2,500	13.02	January 4, 2017

Total	13,938	6,812

     The Company has outstanding stock options under certain employee stock option plans. Outstanding employee stock options are subject to the provisions of the 1993 Employee Stock Incentive Plan, 1997 Employee Stock Incentive Plan, 2001 Stock Incentive Plan, and 2007 Long Term Incentive Plan. Prior to 2006, employee stock options vested over a period of five years and had a maximum term of ten years. Beginning in 2006, the employee stock option issuances vest over four years and have a maximum term of seven years.
Option Exercises
     Three named executive officers exercised stock options during 2010. The table below shows the details of those transactions:

		Number of	Value
		Shares Acquired	Realized on
Name	Date	on Exercise	Exercise
David P. Carlson	2/1/2010	1,813	$19,689
C. Kirk Layton	2/17/2010	1,000	$3,530
J. Gary Rebello	2/4/2010	510	$2,382
J. Gary Rebello	5/13/2010	1,490	$11,771
Pension Benefits
     The LaCrosse Footwear, Inc. Retirement Plan (the “Salaried Plan”) covers a portion of the salaried employees of the Company.
     The Salaried Plan is a qualified noncontributory plan that provides for fixed benefits to participants and their survivors in the event of normal (age 65) or early (age 55) retirement.
     Compensation covered by the Salaried Plan is a participant’s total remuneration, including salary and non-equity incentive plan compensation, as shown in the Summary Compensation Table, but excluding fringe and welfare benefits. Benefits are based on a participant’s average monthly compensation for 60 consecutive calendar months of the 120 calendar months preceding termination of employment for which his or her compensation was the highest. Under the Salaried Plan, only compensation up to the limits imposed by the Internal Revenue Code is taken into account. Benefits are not subject to any deduction for Social Security or other offset amounts.
     The following table shows the years of credited service and present value of accumulated benefits for the named executive officer who is a participant in the Salaried Plan:

		Years of	Present Value of	Payments
		Credited	Accumulated	During Last
Name	Plan Name	Service (1)	Benefit (2)	Fiscal Year
Joseph P. Schneider	Salaried Plan	10.6	$29,253	$—

(1)	The Company froze the Salaried Plan, effective August 30, 2002, such that participants will not accrue any additional benefits regardless of any increases in their compensation or completion of additional years of credited service after such date. Participants are fully vested in their accrued benefits under the Salaried Plan as of August 30, 2002, which are based upon their then average monthly compensation and years of credited service.

(2)	Please refer to footnote 8, “Compensation and Benefit Agreements” to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, for the assumptions used in determining the present value of accumulated benefit included in the table above.
Severance and Change of Control Agreements
     The Company does not have any severance or change in control agreements with any of its executive officers. See “Anti-Dilution and Corporate Events” section in the Summary of the LaCrosse Footwear, Inc. 2007 Long-Term Incentive Plan for events triggering immediate rights to exercise all stock options granted under this plan.
COMPENSATION COMMITTEE REPORT
     The Compensation Committee of the Board is responsible for all aspects of the Company’s compensation package offered to its corporate officers, including the named executive officers. The Compensation Committee prepared the following report:
     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on such review and discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K and Proxy Statement.
LACROSSE FOOTWEAR, INC.
COMPENSATION COMMITTEE
Charles W. Smith, Chairman
Stephen F. Loughlin
William H. Williams
Compensation Committee Interlocks and Insider Participation
     All members of the Compensation Committee are considered to be independent under applicable Securities Exchange Commission and NASDAQ Global Market rules. None of the members of our Compensation Committee is now or was previously an officer or employee of the Company. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Equity Compensation Plan Information
     As of December 31, 2010, there were no equity compensation plans that had not been approved by the Company’s shareholders. Under the current equity compensation plans, 799,237 shares of the Company’s common stock may be issued upon exercise of all outstanding options, which have a weighted average exercise price of $11.99 per share. The Company also has approximately 589,000 shares remaining available for future issuance under equity compensation plans (excluding shares listed above).
Role of Compensation Consultants
     No compensation consultants were engaged by the Company during 2010.
Transactions with Related Persons
     The Company’s Board of Directors recognizes that related person transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore has adopted a related person transaction policy, which shall be followed in connection with all related person transactions. Specifically, this policy addresses our procedures for the review, approval and ratification of all related person transactions.
     The Board of Directors has determined that the Audit Committee of the Board, which is comprised entirely of independent directors, is best suited to review and approve related person transactions. Accordingly, any related person transactions recommended by management shall be presented to the Audit Committee for approval at a regularly scheduled meeting of the Audit Committee. Any “transaction” with a “related person” (as such terms are defined in Item 404 of Regulation S-K) shall be consummated or shall continue only if the Audit Committee approves the transaction, the disinterested members of the Board of Directors approve the transaction, or the transaction involves compensation approved by the Company’s Compensation Committee.
     No material transactions occurred with related persons in 2009 or 2010.
Board Leadership Structure
     We separate the roles of Chairman of the Board and Chief Executive Officer in recognition of the differences between the two positions. Mr. Rosenthal acts as the Chairman, oversees the Company broadly, leads the meetings of our Board of Directors, and provides guidance to the Company’s management. Mr. Schneider serves on the Board of Directors, but as our Chief Executive Officer is also charged with oversight of the day-to-day operations of the business. We believe that consistency between day-to-day operations of the Company and the overall management is reached through Mr. Schneider’s service as the Chief Executive Officer and a director, but the separation of the Chairman and Chief Executive Officer is important to achieve a balance of oversight that is favorable to the Company and our shareholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file reports concerning their ownership of Company equity securities with the Securities and Exchange Commission and the Company. Based solely on a review of copies of such forms furnished to us and written representations from executive officers, directors and 10% shareholders, we believe that all Section 16(a) filing requirements during 2010 were met.
MISCELLANEOUS
Shareholder Proposals
     Proposals which shareholders of the Company intend to present at and have included in the Company’s proxy statement for the 2012 annual meeting of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), must be received no later than 120 days and no earlier than 180 days prior to the anniversary of the mailing of the prior years’ proxy materials. Accordingly, proposals intended to be included in our Proxy Statement for our 2012 Annual Meeting must be received by us no later than November 25, 2011, and no earlier than September 26, 2011. However, if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, then notice by the shareholder to be timely must be delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 15th day following the day on which public announcement of the date of such meeting is first made.
Solicitation of Proxies
     The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular employees of the Company. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold common stock.
Annual Report on Form 10-K
     We are mailing you our Annual Report on Form 10-K for the year ended December 31, 2010 with this proxy statement. Additional copies of our Annual Report on Form 10-K can be obtained at no charge by contacting the Secretary of the Company at LaCrosse Footwear, Inc., 17634 NE Airport Way, Portland, Oregon 97230. You can find our SEC filings, including our 2010 Form 10-K, on our website at www.lacrossefootwearinc.com, or through the SEC’s website at www.sec.gov.

By Order of the Board of Directors LACROSSE FOOTWEAR, INC. /s/ David P. Carlson David P. Carlson Secretary

March 25, 2011

LaCrosse Footwear, Inc.
2011 Annual Meeting of Shareholders
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints Joseph P. Schneider and David P. Carlson, and each of them, as Proxies with the power of substitution (to act jointly or if only one acts then by that one) and hereby authorizes them to represent and to vote as designated below all of the shares of Common Stock of LaCrosse Footwear, Inc. held of record by the undersigned on February 25, 2011, at the annual meeting of shareholders to be held on April 29, 2011, and any adjournment or postponement thereof.
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement are available at http://phx.corporate-ir.net/phoenix.zhtml?c=78432&p=Proxy.
The Board of Directors Recommends a Vote FOR Items 1, 2 and 4 and for ONE Year on Item 3.

Proposal 1
Election of directors:	01 - Richard A. Rosenthal	☐ Vote FOR all nominees	☐ Vote WITHHELD
Terms expiring at the 2014	02 - Stephen F. Loughlin	(except as marked)	from all nominees
Annual Meeting

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

Proposal 2
An Advisory Vote on Adoption of Resolution Approving	☐ FOR		☐ AGAINST	☐ ABSTAIN
Executive Compensation

Proposal 3
An Advisory Vote on Frequency of Executive Compensation	☐ ONE YEAR	☐ TWO YEARS	☐ THREE YEARS	☐ ABSTAIN

Proposal 4
Ratify the appointment of McGladrey & Pullen, LLP as LaCrosse Footwear, Inc.’s independent registered accounting firm for the fiscal year ending December 31, 2011.	☐ FOR		☐ AGAINST	☐ ABSTAIN

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” each of the proposals listed above and “ONE Year” on item 3.

Address Change? Mark box	Indicate changes below:

Date: , 2011

Signature(s) in Box

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in par tnership name by authorized person.